Exhibit 99.1

iCAD REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS AND

ANNOUNCES $13 MILLION CREDIT FACILITY WITH SILICON VALLEY BANK

Conference Call today at 4:30 p.m. ET

NASHUA, N.H. (August 8, 2017) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and six months ended June 30, 2017.

Second Quarter 2017 Highlights:

•	Total revenue of $6.4 million

•	Gross margin of $4.5 million, or 70%

•	GAAP Net Loss of $(2.6) million, or $(0.16) per share

•	Non-GAAP Adjusted EBITDA loss of $(0.6) million

•	Cash and cash equivalents of $7.7 million at June 30, 2017

Subsequent Event:

•	In August of 2017, the Company secured a credit facility in the amount of up to $13.0 million from Silicon Valley Bank (SVB). The financing is composed of an initial term loan of $6.0 million and a $4.0 million revolving line of credit. The Company also has the option to secure an additional $3.0 million term loan in 2018, subject to achieving certain revenue milestones.

“The second quarter of 2017 results were negatively impacted by softer product sales in our Therapy segment, combined with the effect of our exit from the MRI software business within the Detection segment. While our first half of 2017 performance very much resembled the performance in the first half of 2016, we are optimistic that the growing momentum from the key growth drivers in our business will enable us to deliver a stronger second half of 2017,” said Ken Ferry, Chief Executive Officer.

“To this end, we launched our PowerLook Tomo Detection software in late March through our direct sales team and in early June with GE’s U.S. women’s health sales force,” continued Mr. Ferry.

“Initial customer interest has been very strong and we anticipate increased sales in the third quarter, our first full quarter of commercial activity in the U.S. In addition, we continue to see positive trends in our skin electronic brachytherapy business. We made progress in the second quarter, and the first half of 2017, with strong growth in the number of skin treating sites and patient procedure volume that we expect will continue throughout the year. Again, we anticipate that the positive momentum from our Detection and Therapy businesses will contribute significantly to stronger performance in the second half of 2017 and beyond, as tomo detection and skin therapy are large market opportunities in the early stages of adoption.”

“In closing, I’m pleased to announce that, subsequent to the end of the quarter, the Company fortified its cash position by securing a credit facility of up to $13.0 million from Silicon Valley Bank. We intend to utilize these funds to accelerate top-line growth and advance our pipeline technologies. We look forward to a successful partnership with SVB, as we continue to build our cancer detection and therapy segments,” concluded Mr. Ferry.

Second Quarter 2017 Financial Results

Revenue: Total revenue for the second quarter of 2017 decreased 13% to $6.4 million from $7.4 million in the second quarter of 2016, reflecting a 22% decrease in product revenue and a 5% decrease in service revenue.

	Three Months Ended June 30,
	2017	2016	Change	% Change
Product revenue	$2,668	$3,418	$(750)	(22)%
Service revenue	3,741	3,951	(210)	(5)%

Total Revenue	$6,409	$7,369	$(960)	(13)%

Cancer detection revenue, which includes revenue from our digital mammography, breast density, and CT CAD platforms, as well as the associated service revenue, for the second quarter of 2017 decreased $0.7 million, or 14%, to $4.2 million, as compared to $4.9 million in the same period in 2016. The year-over-year decrease was primarily attributable to the inclusion of $0.6 million in MRI revenues in the prior year quarter. The MRI assets were divested in the first quarter of 2017. Excluding MRI revenue, cancer detection revenue was relatively flat at approximately $4.2 million in each quarter. Therapy revenue, which includes

Xoft® Axxent® Electronic Brachytherapy System® product sales, as well as the associated service revenue, for the second quarter of 2017, decreased by $0.3 million, or 12%, to $2.2 million, from $2.5 million in the same period of 2016. The decrease in Therapy revenue was due primarily to lower controller product sales volumes.

	Three Months Ended June 30,
	2017	2016	Change	% Change
Detection revenue
Product revenue	$2,545	$2,788	$(243)	(9)%
Service revenue	1,686	2,109	(423)	(20)%

Detection Revenue	$4,231	$4,897	$(666)	(14)%

Therapy revenue
Product revenue	$123	$630	$(507)	(80)%
Service revenue	2,055	1,842	213	12%

Therapy Revenue	$2,178	$2,472	$(294)	(12)%

Total Revenue	$6,409	$7,369	$(960)	(13)%

Gross Profit: Gross profit for the second quarter of 2017 was $4.5 million, or 70% of revenue, compared with $5.7 million, or 77% of revenue, for the second quarter of 2016. Gross profit in the prior year second quarter was positively impacted by a refund of the Medical Device Excise Tax of $0.3 million, or 4% of gross profit in the second quarter of 2016.

Operating Expenses: Total operating expenses for the second quarter of 2017 decreased to $7.1 million from $7.2 million for the second quarter of 2016. The year-over-year decrease reflects lower amortization and depreciation charges and General and Administrative expenses, which were partially offset by higher Marketing and Sales spending.

GAAP Net Loss: Net loss for the second quarter of 2017 was $(2.6) million, or $(0.16) per share, compared with net loss of $(1.6) million, or $(0.10) per share, for the second quarter of 2016.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(0.6) million for the second quarter of 2017, compared to a non-GAAP adjusted EBITDA loss of $(0.3) million for the second quarter of 2016. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three month periods ended June 30, 2017 and 2016, respectively.

Cash and Cash Equivalents: As of June 30, 2017, the Company had cash and cash equivalents of $7.7 million, compared with $8.6 million as of December 31, 2016. This cash position reflects a use of $1.6 million in cash from operations during the second quarter of 2017. Subsequent to the end of the quarter, the Company entered into a credit facility in the amount of up to $13.0 million from SVB. The financing is composed of an initial term loan of $6.0 million and a $4.0 million revolving line of credit. The Company also has the option to secure an additional $3.0 million term loan in 2018, subject to achieving certain revenue milestones.

First Half 2017 Financial Results

Revenue: Total revenue for the six months ended June 30, 2017 decreased 2% to $13.2 million from $13.4 million for the six months ended June 30, 2016, reflecting a 7% decrease in service revenue, which was partially offset by a 6% increase in product revenue.

	Six-Months Ended June 30,
	2017	2016	Change	% Change
Product Revenue	$5,799	$5,446	$353	6%
Service Revenue	7,401	7,961	(560)	(7)%

Total Revenue	$13,200	$13,407	$(207)	(2)%

Cancer detection revenue for the six months ended June 30, 2017 decreased by $0.1 million, or 1%. The year-over-year decrease was primarily attributable to the inclusion of $1.2 million in MRI revenues in the first half of 2016, as compared to the first half of 2017 total of $0.3 million. The MRI assets were divested in the first quarter of 2017. Excluding the impact of MRI revenues in each of the six month periods, cancer detection revenue increased $0.8 million, or 10%, year-over-year. Total Therapy revenue for the six months ended June 30, 2017 decreased by $0.1 million, or 2%. The decrease in Therapy revenue was due to lower controller product sales volumes.

	Six Months Ended June 30,
	2017	2016	Change	% Change
Detection Revenue
Product Revenue	$5,212	$4,589	$623	14%
Service Revenue	3,508	4,238	(730)	(17)%

Detection Revenue	$8,720	$8,827	$(107)	(1)%

Therapy Revenue
Product Revenue	$587	$857	$(270)	(32)%
Service Revenue	3,893	3,723	170	5%

Therapy Revenue	$4,480	$4,580	$(100)	(2)%

Total Revenue	$13,200	$13,407	$(207)	(2)%

Gross Profit: Gross profit for the six months ended June 30, 2017 decreased to $9.2 million, or 70% of revenue, from $9.9 million, or 74% of revenue, for the six months ended June 30, 2016. Gross profit in the prior year first half was positively impacted by a $0.5 million refund of Medical Device Excise Tax, which contributed 3% to gross profit in the first half of 2016.

Operating Expenses: Total operating expenses for the six months ended June 30, 2017 decreased to $12.3 million from $13.9 million for the six months ended June 30, 2016. The year-over-year decrease reflects the gain on sale of the Company’s MRI assets and lower amortization and depreciation charges, which were partially offset by an increase in non-cash stock compensation expense, as well as investments in strategic growth initiatives, including Marketing, Sales, and Product Development.

GAAP Net Loss: Net loss for the six months ended June 30, 2017 was $(3.1) million, or $(0.19) per share, compared with net loss of $(4.1) million, or $(0.26) per share, for the six months ended June 30, 2016.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was a loss of $(2.1) million for the six months ended June 30, 2017, compared to a non-GAAP adjusted EBITDA loss of $(1.8) million for the six months ended June 30, 2016.

Conference Call

iCAD management will host a conference and live webcast call today at 4:30 p.m. Eastern Time to discuss the second quarter financial results and provide a Company update. The dial-in numbers are 888-296-4302 for domestic callers and 719-325-2145 for international callers. The conference ID is 9688818. A live webcast of the conference call will be available online at http://public.viavid.com/index.php?id=125167.

A replay of the webcast will remain on the Company’s website until the Company releases its third quarter 2017 financial results. In addition, a telephonic replay of the conference call will be available until August 22, 2017. The replay dial-in numbers are 844-512-2921 for domestic callers and 412-317-6671 for international callers. The replay conference ID is 9688818.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

iCAD delivers innovative cancer detection and radiation therapy solutions and services that enable clinicians to find and treat cancers earlier and faster while improving patient outcomes. iCAD offers a comprehensive range of upgradeable computer aided detection (CAD) and workflow solutions to support rapid and accurate detection of breast and colorectal cancers. iCAD’s Xoft® Axxent® Electronic Brachytherapy (eBx®) System® delivers high dose rate, low energy radiation, which targets cancer while minimizing exposure to surrounding healthy tissue. The Xoft System is FDA cleared and CE marked for use anywhere in the body, including treatment of non-melanoma skin cancer, early-stage breast cancer and gynecological cancers.

The comprehensive iCAD technology platforms include advanced hardware and software as well as management services designed to support cancer detection and radiation therapy treatments. For more information, visit or www.icadmed.com or www.xoftinc.com.

About Silicon Valley Bank

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Learn more at svb.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “would”, “could”, “consider”, “project”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, including the 10-K for the year ended December 31, 2016, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

For iCAD investor relations:

LifeSci Advisors

Bob Yedid, 646-597-6989

Bob@lifesciadvisors.com

or

For iCAD media inquiries:

Berry & Company Public Relations, LLC

Lynn Granito, 212-253-8881

lgranito@berrypr.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Products	$2,668	$3,418	$5,799	$5,446
Service and supplies	3,741	3,951	7,401	7,961

Total revenue	6,409	7,369	13,200	13,407
Cost of revenue:
Products	293	185	713	375
Service and supplies	1,327	1,182	2,711	2,541
Amortization and depreciation	286	300	584	603

Total cost of revenue	1,906	1,667	4,008	3,519

Gross profit	4,503	5,702	9,192	9,888

Operating expenses:
Engineering and product development	2,232	2,204	4,806	4,475
Marketing and sales	2,690	2,561	5,592	5,057
General and administrative	2,089	2,177	4,123	3,803
Amortization and depreciation	116	293	238	579
Gain on sale of MRI assets	—	—	(2,508)	—

Total operating expenses	7,127	7,235	12,251	13,914

Loss from operations	(2,624)	(1,533)	(3,059)	(4,026)
Interest expense	(10)	(21)	(15)	(44)
Other income	—	2	—	7

Other expense, net	(10)	(19)	(15)	(37)
Loss before income tax expense	(2,634)	(1,552)	(3,074)	(4,063)

Tax benefit (expense)	3	(23)	(14)	(45)

Net loss and comprehensive loss	$(2,631)	$(1,575)	$(3,088)	$(4,108)

Net loss per share:
Basic	$(0.16)	$(0.10)	$(0.19)	$(0.26)

Diluted	$(0.16)	$(0.10)	$(0.19)	$(0.26)

Weighted average number of shares used in computing loss per share:
Basic	16,310	15,904	16,223	15,865

Diluted	16,310	15,904	16,223	15,865

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands except for per share data)

	June 30,	December 31,
	2017	2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$7,684	$8,585
Trade accounts receivable, net of allowance for doubtful accounts of $204 in 2017 and $172 in 2016	5,477	5,189
Inventory, net	3,481	3,727
Prepaid expenses and other current assets	421	1,128
Assets held for sale	—	1,304

Total current assets	17,063	19,933

Property and equipment, net of accumulated depreciation of $7,006 in 2017 and $6,538 in 2016	1,138	1,385
Other assets	403	53
Intangible assets, net of accumulated amortization of $7,781 in 2017 and $7,518 in 2016	2,922	3,183
Goodwill	14,097	14,097

Total assets	$35,623	$38,651

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$946	$1,577
Accrued and other expenses	4,488	4,988
Notes and lease payable - current portion	—	86
Deferred revenue	5,088	5,372
Liabilities held for sale	—	832

Total current liabilities	10,522	12,855

Deferred revenue, long-term portion	508	668
Other long-term liabilities	153	83
Deferred tax	11	7

Total liabilities	11,194	13,613

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 16,593,928 in 2017 and 16,260,663 in 2016; outstanding 16,408,097 in 2017 and 16,074,832 in 2016	166	163
Additional paid-in capital	216,375	213,899
Accumulated deficit	(190,697)	(187,609)
Treasury stock at cost, 185,831 shares in 2017 and 2016	(1,415)	(1,415)

Total stockholders’ equity	24,429	25,038

Total liabilities and stockholders’ equity	$35,623	$38,651

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2017	2016
Cash flow from operating activities:
Net loss	$(3,088)	$(4,108)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	264	500
Depreciation	558	682
Bad debt provision	34	102
Stock-based compensation expense	2,570	1,202
Amortization of debt discount and debt costs	(9)	(4)
Interest on settlement obligations	26	46
Deferred Tax Liability	4	—
Gain from acquisition settlement	—	(249)
Goodwill and long-lived asset impairment	—	—
Loss on disposal of assets	20	9
Gain on sale of MRI assets	(2,508)	—
Changes in operating assets and liabilities (net of the effect of the acquisitions):
Accounts receivable	(690)	1,412
Inventory	248	(152)
Prepaid and other current assets	1,057	(378)
Accounts payable	(631)	(100)
Accrued expenses	(457)	(689)
Deferred revenue	(648)	(1,236)

Total adjustments	(162)	1,145

Net cash used for operating activities	(3,250)	(2,963)

Cash flow from investing activities:
Additions to patents, technology and other	(2)	(3)
Additions to property and equipment	(330)	(223)
Acquisition of VuComp M-Vu CAD	—	(6)
Sale of MRI assets	2,850	—

Net cash provided by (used for) investing activities	2,518	(232)

Cash flow from financing activities:
Stock option exercises	30	10
Taxes paid related to restricted stock issuance	(122)	(65)
Principal payments of capital lease obligations	(77)	(562)

Net cash used for financing activities	(169)	(617)

Decrease in cash and equivalents	(901)	(3,812)
Cash and equivalents, beginning of period	8,585	15,280

Cash and equivalents, end of period	$7,684	$11,468

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP Net Loss	$(2,631)	$(1,575)	$(3,088)	$(4,108)
Interest Expense	10	21	15	44
Other income	—	(2)	—	(7)
Stock Compensation	1,601	552	2,570	1,202
Depreciation	271	340	558	682
Amortization	131	253	264	500
Tax expense	(3)	23	14	45
Gain on sale of MRI assets	—	—	(2,508)	—
Loss on sale of Assets	—	—	—	1
Gain from acquisition settlement	—	—	—	(249)
Acquisition related	—	75	37	127

Non GAAP Adjusted EBITDA	$(621)	$(313)	$(2,138)	$(1,763)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, loss on disposal of assets, gain on sale of assets, gain from acquisition settlement, and acquisition related expenses. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on settlement obligations and interest on capital leases, from its non-GAAP Adjusted EBITDA calculation.

•	Gain on sale of MRI assets relates to the gain realized on the sale of the MRI assets. The Company excludes this item as it is not considered by management in making operating decisions, and management believes that such items do not have a direct correlation to future business operations.

•	Litigation and settlement related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Acquisition related: relates to professional service fees due to acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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